Exhibit 99.1

             Storage Computer Announces Change in Listing from AMEX

     NASHUA, N.H.--(BUSINESS WIRE)--Dec. 28, 2004--Storage Computer Corporation (AMEX:SOS), (www.storage.com), a provider of high-performance storage and data delivery software systems, today announced that its Common Stock will be delisted from the American Stock Exchange (AMEX), effective with the open of business on Monday January 3, 2005. The Company's Common Stock is eligible for quotation on the OTC Bulletin Board (OTCBB) with the open of business on January 3, 2005. AMEX advised the Company that since it had sustained losses in its five most recent fiscal years and has not maintained shareholder equity of at least $6 million it no longer satisfies the requirement for continuing listing.
     "Historically about 40% of the trading volume in Storage Computer Common Stock has been on the AMEX," noted Michael O'Donnell, Chief Financial Officer. "Investors and others have indicated to us that the Stock should continue to experience adequate liquidity."

     About Storage Computer Corporation

     Storage Computer Corporation (AMEX:SOS): Pioneers in RAID technology, Storage Computer Corporation is a provider of high performance storage software solutions focused on developing advanced storage architectures to address the emerging needs of high-bandwidth and other "performance-impaired" applications. Storage Computer's technology supports a variety of applications including advanced database activities, wide area networked storage and sophisticated business continuity topologies. http://www.storage.com.

     Forward-Looking Statements. This press release contains forward-looking statements to future events that involve risks and uncertainties. The forward-looking statements in this press release addresses, without limitation, the listing and liquidity of the Company's Common Stock. Only Market Makers in the Company's Common Stock, and not the Company, may apply for quotation of the Company's Common Stock on the OTC Bulletin Board. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10-K and 10-Q.

     CONTACT: Storage Computer Corporation
              Michael J. O'Donnell, 603-880-3005
              CFO
              ir@storage.com